COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS VARIABLE INVESTMENT FUND, INTERNATIONAL EQUITY
PORTFOLIO AND THE MORGAN STANLEY CAPITAL INTERNATIONAL
EUROPE, AUSTRALASIA, FAR EAST (EAFE (R)) INDEX

EXHIBIT A:

                  MORGAN
                 STANLEY
                 CAPITAL
              INTERNATIONAL
                 EUROPE,           DREYFUS VARIABLE
               AUSTRALASIA,        INVESTMENT FUND,
 PERIOD          FAR EAST        INTERNATIONAL EQUITY
             (EAFE(R)) INDEX*         PORTFOLIO

 5/2/94            10,000                  10,000
12/31/94            9,990                   9,800
12/31/95           11,110                  10,524
12/31/96           11,781                  11,746
12/31/97           11,991                  12,875
12/31/98           14,389                  13,452

*Source: Lipper Analytical Services, Inc.